UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    November 27, 2009

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
333-134073 (Commission File Number)	04-3836208 (IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park
Harbin Development Zone, Heilongjiang, China 150078
(Address of principal executive offices and zip code)

86-451-84346600
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2009, the Registrant entered into a securities purchase agreement (the “Purchase Agreement”), with institutional and individual investors (the “Investors”), pursuant to which the Registrant will sell 15,188 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) at a purchase price of $1,000 per share, and two series of warrants, Series A Warrants and Series B Warrants (collectively, the “Warrants”), for gross proceeds of approximately $15.2 million (the “Financing”).  The closing of the Financing is expected to occur on December 1, 2009 (the “Closing Date”).

For a period of seven months and six trading days after the Closing Date the Company shall not (a) file any registration statements, other than in connection with the Financing, or (b) offer, sell, grant or otherwise dispose of any of its, or its subsidiaries’ Common Stock or securities exercisable or convertible into shares of Common Stock, debt, preferred stock or other instrument or security that is, at any time convertible into or exchangeable or exercisable for shares of Common Stock, or securities exercisable to convertible into shares of Common Stock (a “Subsequent Placement”).  In addition to the foregoing restrictions, for a period of eighteen (18) months after the Closing Date, the Investors have a right to participate in any Subsequent Placement; except that the foregoing restrictions shall not apply to (x) certain issuances of the Company’s securities, including, without limitation, (i) under an approved equity incentive plan, and (ii) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the primary purpose of which is not to raise additional capital, or (y) in connection with certain qualified underwritten public offerings.

The Series C Preferred Stock is convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $4.60 per share and will accrue cumulative dividends at the rate of 6% per annum until maturity on December 1, 2012.  If the Series C Preferred Stock is converted prior to maturity, the Company will pay the holder an amount equal to the total dividend that would accrue on the Series C Preferred Stock from the Closing Date through maturity, less any dividend payments already made with respect to the converted Series C Preferred Stock.  Any shares of Series C Preferred Stock outstanding at maturity will be redeemed by the Company for the conversion amount at such time.  The holders of the Series C Preferred Stock are entitled, at their option, to have the shares of Series C Preferred Stock redeemed prior to maturity upon the occurrence of (a) certain triggering events (such as, without limitation, the failure to have the Registration Statement declared effective and maintain effectiveness pursuant to the terms of the Registration Rights Agreement, the failure to convert the Preferred Stock or pay dividends when due as provided in the Certificate of Designations (as hereinafter defined) and suspension from trading or failure of the Common Stock to be listed on a national securities exchange  for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period) and (b) a change in control, as set forth in the Certificate of Designations of the Series C Convertible Preferred Stock (the “Certificate of Designations”) to be filed with the Secretary of State of the State of Nevada on or prior to the Closing Date.

The Investors have a beneficial ownership limitation on the conversion of the Series C Preferred Stock and on the exercise of the Warrants, such that no holder may convert its shares of Series C Preferred Stock or exercise its Warrants, if after such conversion or exercise the holder would beneficially own, together with its affiliates, more than 4.99% of the then issued and outstanding shares of the Company’s Common Stock. Each holder may lower this limitation percentage at any time or waive or increase this limitation percentage upon 61 days’ prior written notice to the Company.

Series A Warrant

The Series A Warrants are exercisable into 1,320,696 shares of Common Stock at an exercise price of $5.50 per share.  The Series A Warrant will be initially exercisable six months after the closing of the transaction, and have a term of five years.  The Series A Warrants contain anti-dilution protection provisions which, in addition to adjustments for customary corporate events, such as the subdivision or combination of the Company’s shares of Common Stock, provide for an adjustment in the exercise price if the Company issues additional shares of its Common Stock or securities convertible or exchangeable for Common Stock at a purchaser price per share less than $5.50. The exercise price would be reduced to such purchase price, but in no event would it be less than $4.40.

Series B Warrant

The Series B Warrants are exchangeable for a maximum of 1,178,722 shares of Common Stock at an exercise price of $0.0001 per share.  The Series B Warrants automatically become exercisable into shares of Common Stock on the date (the “First Date of Determination”) that is six trading days after the earlier of the date that the shares of Common Stock underlying the Series C Preferred Stock and the Warrants are initially registered under an effective resale registration statement (the “Effective Date”) or the six month anniversary of the Closing Date (the “Exemption Date”) if the market value of the Company’s Common Stock (as described below) is less than $4.60.  The number of shares issuable under the Series B Warrant on the First Date of Determination shall be based upon the difference between $4.60 and the market value of our Common Stock (the “Initial Issuance”).  The Series B Warrant also provides for the additional issuance of shares of Common Stock under the Series B Warrant if the initial resale registration statement does not register all of the shares of Common Stock underlying the Series C Preferred Stock.  Such subsequent issuance would occur on the date that is six trading days after the later of the Effective Date or the Exemption Date (the “Second Date of Determination”).  The number of additional shares issuable would be determined in the same manner as the Initial Issuance.

The market value of the Common Stock shall be calculated as 82.5% of the lower of (1) the arithmetic average of the weighted average price of the Common Stock for each trading day during the five (5) consecutive trading days immediately preceding the applicable date of determination, and (2) the closing bid price of the Common Stock on the trading day immediately preceding the First Date of Determination or the Second Date of Determination, as applicable, but will not result in a market price lower than $4.00. If the market value of our Common Stock is not less than $4.60 during each of two applicable pricing periods, no shares of Common Stock would be issuable under the Series B Warrant.

Registration Rights Agreement

In connection with the Financing, we entered into a registration rights agreement (the “RRA”) with the Investors in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register at least 130% of the number of shares of Common Stock underlying the Series C Preferred Stock (the “Conversion Shares”) and the Warrants (the “Warrant Shares”) no later than thirty (30) days after the Closing Date.  We have agreed to use our best efforts to have the Registration Statement declared effective within sixty (60) calendar days after the Closing Date, or ninety (90) calendar days after the Closing Date in the event the Registration Statement is subject to a “full review” by the SEC.  In the event we are unable to register all of the Registrable Securities on the Registration Statement, due to the SEC’s application of Rule 415, we have agreed to file such number of  additional registration statements as necessary to register all of the remaining Registrable Securities.

We are required to keep all applicable registration statements continuously effective under the Securities Act until such date as is the earlier of the date when all of the securities covered by that registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule 144 (the “Financing Effectiveness Period”).  We will pay liquidated damages of 2% of each holder’s initial investment in the Units sold in the Financing per month, if the Registration Statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of the Financing Effectiveness Period.  However, no liquidated damages shall be paid (i) with respect to any securities being registered that we are not permitted to include in the  Registration Statement due to the SEC’s application of Rule 415, or (ii) with respect to any Investor, solely because such Investor is required to be described as an underwriter under applicable securities laws, and such Investor elects not to have its shares registered.

Lock-Up Agreement

In connection with the Financing, we entered into separate Lock-Up Agreements with five affiliated persons and entities of the Company (the “Affiliates”).  Pursuant to the terms of the Lock-Up Agreements, each of the Affiliates has agreed not to offer, sell, contract to sell, assign, transfer, hypothecate gift, pledge or grant a security interest in, or other wise dispose of  any shares of our Common Stock that such Affiliates presently own or may acquire after the Closing Date during the period commencing on the Closing Date and expiring on the date that is one year after the Closing Date  (the “Lock-up Period”).

A copy of the Purchase Agreement, the Form of each of the Series A and Series Warrants, the Registration Rights Agreement, the Certificate of Designations setting forth the terms of the Series C Preferred Stock and the Form of Lock-up Agreement are filed as exhibits hereto.  The description of the transactions pursuant to the Purchase Agreement, and our obligations under the Certificate of Designations, the Registration Rights Agreement, the Lock-up Agreements and the Warrants set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by reference into this Current Report on Form 8-K.

Item 8.01                      Other Events

On November 27, 2009, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

    (d)   Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Securities Purchase Agreement, dated November 27, 2009
10.2	Registration Rights Agreement, dated November 27, 2009
10.3	Form of Lock-Up Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA XD PLASTICS COMPANY LIMITED
/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer and Chairman